UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601

Texas	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 16, 2017, the Audit Committee of the Board of Directors (“the Audit Committee”) of Geospace Technologies Corporation (the “Company”) on the recommendation of management, and after consultation with the Company’s independent registered public accounting firm, BDO USA, LLP, concluded that the Company’s audited consolidated financial statements for the fiscal years ended September 30, 2016 and 2015, and the related report of the Company’s independent registered public accounting firm thereon, and the unaudited consolidated financial statements for quarters ended December 31, 2016, March 31, 2017 and June 30, 2017 (“Restated Periods”) should no longer be relied upon because of an accounting error.

The accounting error to be addressed in the restatement relates to an error made in the classification of inventories. The Company classified all of its inventories as a current asset in its consolidated balance sheets as of September 30, 2016 and 2015, December 31, 2016, March 31, 2017 and June 30, 2017. The Company has now determined that all of its inventories for each of these dates were not reasonably expected to be sold or consumed during the Company’s next operating cycle, and therefore a portion of these inventories should have been classified as long-term.

The Company intends to present its restated consolidated financial statements in its Annual Report on Form 10-K for the year ended September 30, 2017 (the “2017 Form 10-K”), including (i) audited restated consolidated balance sheets as of September 30, 2016 and 2015, (ii) unaudited restated condensed consolidated balance sheets as of the quarterly periods ended December 31, 2016, March 31, 2017 and June 30, 2017 and (iii) footnotes reconciling previously final annual and quarterly consolidated balance sheets to the restated balance sheets. The Company currently believes that it will be able to file the 2017 Form 10-K with the restated balance sheets by no later than December 1, 2017.

The effect of the restatement on the Company’s consolidated balance sheets as of September 30, 2016 and 2015, December 31, 2016, March 31, 2017 and June 30, 2017 consist of a non-cash reclassification with respect to inventories. The restatement does not affect previously reported results of operations, net loss, total assets, total liabilities, stockholders’ equity or cash flows.

The effect of the restatement to Company’s consolidated balance sheet as of the quarter ended June 30, 2017 was to (i) reduce the current portion of inventories from $88.0 million to $22.4 million, which also decreased current assets from $154.8 million to $89.2 million, and (ii) increase the noncurrent portion of inventories from zero to $65.6 million

The effect of the restatement to Company’s consolidated balance sheet as of September 30, 2016 was to (i) reduce the current portion of inventories from $104.5 million to $30.8 million, which also decreased current assets from $174.3 million to $100.6 million, and (ii) increase the noncurrent portion of inventories from zero to $73.7 million.

Management has also evaluated the effects of the facts leading to the restatement on its conclusion regarding the Company’s internal control over financial reporting and disclosure controls and procedures as of September 30, 2017 and as of the end of the Restated Periods.

Based on that evaluation, management has concluded that the accounting error noted above resulted from a material weakness in the Company’s internal controls pertaining to the classification of its current assets with respect to inventories. As a result of the material weakness, management has concluded that the Company’s internal control over financial reporting and its disclosure controls and procedures were ineffective as of September 30, 2017 and as of the end of each of the Restated Periods.

As a result of the material weakness BDO USA LLP’s report on the Company’s internal control over financial reporting as of September 30, 2016 should no longer be relied upon.

Management, with the oversight of the Audit Committee, intends to begin promptly to develop a plan to remediate the material weakness. The description of the material weakness in internal controls identified by management and the Company’s preliminary remediation plans and changes to internal control over financial reporting will be disclosed in item 9A of the 2017 Form 10-K.

The Audit Committee and management have discussed the matters disclosed in this Item 4.02 with BDO USA, LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: November 22, 2017

By: /s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and Chief Financial Officer